UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 6, 2002

                    Federal Agricultural Mortgage Corporation
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)


     Federally chartered
     instrumentality of
      the United States                0-17440              52-1578738
 ---------------------------         -----------           ------------
(State or other jurisdiction of      (Commission        (I.R.S. Employer
 incorporation or organization)      File Number)       Identification No.)



    1133 21st Street, N.W., Suite 600, Washington, D.C.           20036
    ---------------------------------------------------          -------
       (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code: (202) 872-7700


                                   No Change
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits:

                  99    Press release dated May 6, 2002.

Item 9.  Regulation FD Disclosure.

     On May 6, 2002, the Registrant issued a press release to announce its issuance of $35 million of fixed rate cumulative preferred stock. The press release is filed as Exhibit 99 hereto and incorporated herein by reference.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:   /s/ Jerome G. Oslick
                                       ---------------------------------
                                        Name:   Jerome G. Oslick
                                        Title:  Vice President - General Counsel




Dated:      May 7, 2002

                                  EXHIBIT INDEX

Exhibit No.                   Description                           Page No.
-----------                   -----------                           --------
   99                         Press Release Dated May 6, 2002          5

                                                                    Exhibit 99



                                      NEWS


 FOR IMMEDIATE RELEASE                                           CONTACT
 May 6, 2002                                                     Jerome Oslick
                                                                 202-872-7700


                        Farmer Mac Announces Issuance of
                         $35 Million in Preferred Stock


     Washington, D.C. -- The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGMA) today announced that it has issued $35 million (700 thousand shares) of fixed rate perpetual preferred stock that is cumulative as to dividends--the Corporation's first-ever preferred stock issuance.

     The preferred stock, designated Series A, was offered to investors at $50 per share with a fixed dividend rate of 6.40%. Dividends will be paid quarterly starting on June 30, 2002, and Farmer Mac will have the option to redeem all or part of the shares at $50 per share plus accrued dividends at any time on or after June 30, 2012. The offering is structured to be eligible for the "Dividends-Received Deduction" under current federal tax law. Proceeds from the issue will be used for general corporate purposes. Bear, Stearns & Co. Inc. acted as the sole underwriter for the issue.

     The issuance, which has been under way for several months, increases Farmer Mac's regulatory core capital from $134.0 million as of March 31, 2002, to over $169.0 million, and more than $56.0 million in excess of its minimum capital requirement.

     Farmer Mac President and Chief Executive Officer Henry D. Edelman observed, "While our need for additional regulatory capital is not immediate, we found the current interest rate environment attractive and deemed it an appropriate time to enhance our capital position in anticipation of a continuation of our recent growth trends. The additional equity permits us to expand our capital base while preserving our return on common equity."

     This press release does not constitute an offer of sale. Such an offer of sale may only be made by means of an offering circular.

     Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, and to facilitate capital market funding for USDA guaranteed farm program and rural development loans. Farmer Mac's Class C and Class A common stocks are listed on the New York Stock
Exchange under the symbols AGM and AGMA, respectively. Additional information about Farmer Mac is available on Farmer Mac's website at www.farmermac.com.